Exhibit 99.2

Investor Relations - Chris Koegel, (617) 897-4574

For Immediate Release	Media Relations – Lauren Hoyt-Williams, (980) 321-1232

LPL FINANCIAL ANNOUNCES PRICING OF SENIOR UNSECURED NOTES OFFERING

SAN DIEGO – March 4, 2021 – LPL Financial Holdings Inc. (Nasdaq: LPLA) today announced that its wholly owned subsidiary, LPL Holdings, Inc. (“LPL Holdings”), has priced its offering of $900 million in aggregate principal amount of senior unsecured notes (the “senior notes”). In addition, LPL Holdings secured commitments to increase the size of its revolving credit facility from $750 million to $1,000 million and extend the maturity date of the revolving credit facility from 2024 to 2026 (the “credit agreement amendment”). As previously announced, LPL Holdings intends to use the net proceeds from the senior notes offering, together with cash available for corporate use, to redeem its existing $900 million of senior unsecured notes due 2025 (the “2025 Notes”) and to pay fees and expenses related to the senior notes offering and the credit agreement amendment.

The senior notes will bear interest at a rate of 4.00% to be paid semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2021. The senior notes were priced at 100% of the aggregate principal amount, and will mature on March 15, 2029. The issuance of the senior notes is expected to occur on March 15, 2021, concurrently with the expected closing of the credit agreement amendment and redemption of the 2025 Notes, subject to customary closing conditions. The issuance of the senior notes will not be conditioned on the closing of the credit agreement amendment or the redemption of the 2025 Notes. Nothing in this press release shall constitute a notice of redemption for the 2025 Notes and any such redemption of the 2025 Notes would be made in accordance with the terms of the applicable indenture.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the senior notes. The senior notes have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933. The senior notes are being offered only to persons reasonably believed to be qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933 and outside the United States only to non-U.S. investors pursuant to Regulation S.

Forward-Looking Statements

Statements in this press release regarding LPL Holdings’ plans to enter into a credit agreement amendment and offer senior notes, including the anticipated use of the proceeds therefrom and the anticipated sizes of the senior secured credit facilities and the senior notes offering, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company’s historical performance and its plans, estimates, and expectations as of March 4, 2021. The words “expects”, “intends”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward- looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual results, or the timing of events, to be materially different from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: the market conditions, which will affect whether LPL Holdings will be able to close on the credit agreement amendment and the sale of the senior notes; and satisfaction of closing conditions related to the proposed transactions. LPL can give no assurance that the credit agreement amendment or senior notes offering will be completed. Forward- looking statements in this press release should be evaluated together with the risks and uncertainties that affect the business of LPL Financial Holdings Inc. (together with its subsidiaries, the “Company”), including the risk factors set forth in Part I, “Item 1A. Risk Factors” in the Company’s 2020 Annual Report on Form 10-K, as may be amended or updated in the Company’s Quarterly Reports on Form 10-Q or other filings with the SEC. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if its estimates change, and you should not rely on statements contained herein as representing the Company’s views as of any date subsequent to the date of this press release.

About LPL Financial

LPL Financial (https://www.lpl.com) is a leader in the retail financial advice market, the nation’s largest independent broker/dealer(+) and a leading custodian (or provider of custodial services) to RIAs. We serve independent financial advisors and financial institutions, providing them with the technology, research, clearing and compliance services, and practice management programs they need to create and grow thriving practices. LPL enables them to provide objective guidance to millions of American families seeking wealth management, retirement planning, financial planning and asset management solutions.

+ Based on total revenues, Financial Planning magazine June 1996-2020.

Securities and Advisory Services offered through LPL Financial LLC, a Registered Investment Advisor. Member FINRA/SIPC.